April 2010

The Mint Leasing, Inc.
(OTCBB Symbol:  MLES)

❒	Forward Looking Statements

This presentation may contain forward-looking statements including words such as "may," "can," "could," "should," "predict," "aim" "potential," "continue," "opportunity," "intend," "goal," "estimate," "expect," "expectations," "project," "projections," "plans," "anticipates," "believe," "think," "confident," "scheduled," or similar expressions, as well as information about management's view of Mint Leasing's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Mint Leasing, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Mint Leasing files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Mint Leasing's future results. The forward-looking statements included in this presentation are made only as of the date hereof. Mint Leasing cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Mint Leasing undertakes no obligation to update these statements after the date of this presentation, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Mint Leasing.

The Mint Leasing, Inc. Overview

As a provider of innovative vehicle leasing solutions, The Mint Leasing, Inc. allows premier franchise automobile dealers to offer their customers attractive and flexible financing alternatives for the purchase of new and late-model cars and trucks.

Executive Summary

The Mint Leasing, Inc. specializes in providing the highest quality of automotive leasing services for non-prime consumers of established automobile dealerships in the southern United States.

Vision Statement

•	To increase customers’ self esteem and dignity that comes with the ability to secure reliable personal transportation.

•	To provide fast, efficient and decisive funding for Dealers.

•	To ensure all transactions and relationships are built on the highest level of integrity.

•	To provide tangible financial returns to shareholders.

Dealership Network

Mint Leasing’s Strengths

・	Quick , Efficient Approval Process
・	Trained, Experienced Credit Analysts
・	Verification is More than a Credit Score
・	Post Verification to Ensure Qualification
・	Intense Follow Up on Delinquent Accounts
・	Independence from Dealership Finance Departments and Banks
・	Higher Down Payments Compared to Traditional Financing

・	Upon Referral from the Dealership, Mint Leasing has Three Options:

●	Post Verification
- Independently verifies all information in credit application

●	Income
●	Employment Information
●	Residence

Transaction (Con’t)

•	Mint Leasing Collects ALL Payments
–	Ensuring compliance with lease
–	Does NOT accept personal checks
•	At End of Lease Term the Lessee has 2 Options:
–	Return the vehicle to Mint Leasing
•	Vehicle placed in inventory for sale
–	Purchase the vehicle for residual value
•	Risk Management
-	Insurance
-	GPS locators

Underwriting - Key to Success

・	Employs a “Reasonableness” Test
・	Ensures that the vehicle is “right” for the customer

・	Decades of Experience

・	Post Verification
-	Ensures every statement is true and correct

・	Conditional Acceptance

The Benefits to the Dealerships

Upon Lease Approval Dealers Receive Three Benefits:
•	The Dealer moves a unit
•	It is a cash transaction for the Dealer
•	Transaction is at a predetermined profitable price

The Customer’s Freedom to Drive

Customers’ Benefits:
•	Necessity and size of down payment is determined by the credit history, income, stability, and redeemable credit
•	Customer can Lease their DREAM CAR
•	No mileage limitations
•	Option to “buy out” for residual value
•	Can return the vehicle at any time For a FEE

Income Summary 2007 - 2012

$ in Thousands	2007 Actual	2008 Actual	2009 Actual	2010 Projection	2011 Projection	2012 Projection
Revenue:						
Lease revenue	$ 27,537	$ 43,779	$ 11,026	$24,654	$ 69,457	$ 91,640
Amortization of unearned income	2,701	6,251	5,970	4,340	10,079	18,260
Total Revenue	30,238	50,030	16,996	28,994	79,536	109,900
Cost of Goods:						
Lease revenue	14,914	24,046	5,534	15,787	41,825	54,554
Early Termination Expenses	8,022	10,435	12,380	6,178	16,220	20,150
Total Cost of Revenue	22,936	34,481	17,914	21,965	58,045	74,704
Gross Profits:	7,302	15,549	(918)	7,029	21,491	35,196
S,G & A	2,665	4,665	3,422	4,208	7,200	8,580
Operating profit	4,637	10,884	(4,340)	2,821	14,291	26,616
Other Income (Expense)						
Interest	(907)	(2,109)	(1,864)	(2,051)	(3,037)	(4,628)
Other Income	66	45				
Accounting Adjustment		(4,813)				
Income (Loss) before taxes	3,796	4,007	(6,204)	770	11,254	21,988
FIT Expense (benefit)	-	1,479	(2,184)	268	3,939	7,696
Net Income (Loss)	$ 3,796	$ 2,528	$ (4,020)	$ 502	$ 7,315	$ 14,292

Income History and Projections

Projections’ Key Assumptions

▪	Company receives $15 million equity infusion by July 2010
▪	Company restructures its current senior debt facilities and increases its current availability to $45 million
▪	Company continues to increase its availability from senior lenders through 2012 while maintaining less than a 3 to 1 debt to equity leverage ratio
▪	Units leased per month increases to 175 units by Dec. 2010 and 325 units per month at Dec. 2012
▪	Federal Income Tax (FIT) expense is estimated at 35% of income before taxes

Financial Impact of Limited
Access to Capital in 2009

	2009 Actual	ADJ 1	ADJ 2	2009 Pro Forma
Revenue	$16,996	$36,400	$-	$53,396

Cost of Revenue	17,914	20,020	-	37,934

Gross Profit	(918)	16,380	-	15,462

S,G, & A	3,422	-	1,200	4,622

Operating Profit	$(4,340)	$16,380	$(1,200)	$10,840

1- Adjustment to revenue and cost of revenue as if senior lender had continued funding at same level as provided in 2008
2- Adjustment to increase S,G&A expenses to support increased level of activity

The Mint Leasing Opportunity

■	Automobile leasing is a $10 Billion + industry in USA
●	Most major automobile manufacturers and banks have curtailed or even eliminated their auto leasing programs
●	Typical franchised car dealership has limited options to finance their customers
●	Opening the Door for Mint Leasing
●	Quality of “Paper” dramatically improved

Summary

■	Automobile Leasing is a $10 Billion + Industry in USA
●	Proven Scalable Business Model
●	Established Dealer Network
●	Favorable Credit Environment
●	Predictable “Hard Money” Cash Flow
●	Growth & Projected Profits Fueled by Access to Capital

Questions?